                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                       NATURAL MICROSYSTEMS CORPORATION
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                       NATURAL MICROSYSTEMS CORPORATION
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                       NATURAL MICROSYSTEMS CORPORATION
                            100 CROSSING BOULEVARD
                        FRAMINGHAM, MASSACHUSETTS 01702
                                (508) 620-9300

                                                                 March 19, 1998

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Natural MicroSystems Corporation (the "Company"), which will be held on April 16, 1998 at 1:00 p.m. at its corporate offices at 100 Crossing Boulevard, Framingham, Massachusetts.

  The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about the Company and its directors and officers.

  Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, we urge you to sign and promptly return the proxy card. You can revoke it at any time before it is exercised at the meeting or vote your shares personally if you attend.

  We look forward to seeing you.

                                          Sincerely,

                                          /s/ Robert P. Schechter
                                          Robert P. Schechter
                                          President and Chief Executive
                                           Officer

                       NATURAL MICROSYSTEMS CORPORATION
                            100 CROSSING BOULEVARD
                        FRAMINGHAM, MASSACHUSETTS 01702
                                (508) 620-9300

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 16, 1998

  The Annual Meeting of Stockholders of Natural MicroSystems Corporation (the "Company") will be held at its corporate offices at 100 Crossing Boulevard, Framingham, Massachusetts on April 16, 1998 at 1:00 p.m., for the following purposes:

    1. To elect two directors for a three-year term.

    2. To approve a change in the Company's state of incorporation from Delaware to Massachusetts.

    3. To approve an amendment to the Company's 1993 Stock Option Plan increasing the maximum number of shares issuable thereunder by 440,000.

    4. To approve an amendment to the Company's 1993 Employee Stock Purchase Plan increasing the maximum number of shares issuable thereunder by 200,000.

    5. To approve an amendment to the Company's 1993 Non-Employee Directors' Stock Option Plan to provide for the vesting of shares upon a change-in-control.

    6. To ratify the Board of Directors' selection of Coopers & Lybrand LLP as the Company's independent auditors for the year ending December 31, 1998.

    7. To transact such other business as may properly come before the meeting and any adjournments thereof.

  Stockholders of record at the close of business on March 6, 1998 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          R. N. Hoehn
                                          Secretary

Dated: March 19, 1998

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                       NATURAL MICROSYSTEMS CORPORATION
                            100 CROSSING BOULEVARD
                        FRAMINGHAM, MASSACHUSETTS 01702
                                (508) 620-9300

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS

  This Proxy Statement is furnished to the holders of common stock, $.01 par value ("Common Stock"), of Natural MicroSystems Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on April 16, 1998 and at any adjournment of that meeting. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Each properly signed proxy will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

  A person giving the enclosed proxy has the power to revoke it by written notice to the Secretary of the Company, by giving a later-dated proxy, or by revoking it in person at the meeting.

  The approximate date on which this Proxy Statement and the enclosed proxy will first be sent to stockholders is March 23, 1998. The Company's Annual Report to Stockholders for 1997 is being mailed together with this Proxy Statement.

  Only holders of Common Stock of record on the stock transfer books of the Company at the close of business on March 6, 1998 (the "record date") will be entitled to vote at the meeting and at any adjournment thereof. There were 10,846,163 shares of Common Stock outstanding at the close of business on the record date.

  Each share of Common Stock is entitled to one vote. The affirmative vote of the holders of a plurality of the shares represented at the meeting, at which a quorum is present, is required for the election of directors. The affirmative vote of a majority of the shares outstanding as of the close of business on the record date is required to approve the change in the state of incorporation. Approval of the other matters which are before the meeting will require the affirmative vote at the meeting, at which a quorum is present, of the holders of a majority of votes cast with respect to such matters. Votes will be tabulated by the Company's transfer agent, subject to the supervision of persons designated by the Board of Directors as inspectors.

  Under the Company's By-Laws, a quorum at the meeting will consist of a majority of the outstanding shares of Common Stock as of the record date. Shares voted to abstain or to withhold as to a particular matter (including shares as to which a nominee, such as a broker holding shares in street name for a beneficial owner, has no voting authority in respect of such matter) will be deemed represented for quorum purposes but will not be deemed to be voting on such matters and, therefore, will not be the equivalent of negative votes as to such matters except with respect to the proposed change in the state of incorporation. It is the position of the Securities and Exchange Commission (the "SEC"), however, that, for purposes of approval pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act") of the third, fourth and fifth proposals listed on the Notice of Annual Meeting, abstentions will be deemed the equivalent of negative votes.

                         STOCK OWNERSHIP OF DIRECTORS
                 EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 6, 1998 by (a) each director of the Company, (b) each of the executive officers named in the Summary Compensation Table below, (c) all directors and executive officers as a group and (d) each person known to the Company to own beneficially 5% or more of its Common Stock. Except as otherwise indicated, each such person has sole investment and voting power with respect to the shares shown as being beneficially owned by such person, based on information provided to the Company.

                                        NUMBER OF SHARES        PERCENT OF
                NAME                  BENEFICIALLY OWNED(1) OUTSTANDING SHARES
                ----                  --------------------- ------------------
Zenas W. Hutcheson, III(2)...........         82,268                 *
Ronald W. White......................          7,553                 *
W. Frank King Ph. D..................          6,950                 *
Pamela D. A. Reeve...................                                *
Robert P. Schechter..................        241,806               2.2
Charles T. Foskett...................        164,634               1.5
George D. Kontopidis, Ph. D..........         38,962                 *
Allen P. Carney......................         40,617                 *
Ronald J. Bleakney...................         21,096                 *

Nicholas Applegate Capital
Management(3)........................        744,700               6.8
 600 West Broadway
 Suite 2900
 San Diego, CA 92101

Essex Investment Management
Company(4)............................       732,060               6.8
 125 High Street
 Boston, MA 02110

All directors and executive officers
 as a group (14 persons)(2)..........        839,766               7.7

--------
 *Less than 1%.

(1) Includes 416,950 shares which may be acquired within sixty days after March 6, 1998 by exercise of stock options by the directors and executive officers as follows: Mr. White, 6,705, Mr. Hutcheson, 37,356, Dr. King, 4,950, Mr. Schechter 237,000, Mr. Foskett, 50,341, Dr. Kontopidis, 34,661,
    Mr. Bleakney, 5,937, Mr. Carney, 40,000, and all directors and executive officers as a group, 434,481.
(2) Includes 34,912 shares held in trust for Mr. Hutcheson's children, as to which shares Mr. Hutcheson disclaims beneficial ownership.
(3) Consists of shares held by registered investment companies and other advisory clients of Nicholas Applegate Capital Management ("NACM"). NACM may be deemed to have shared voting power as to 512,300 and shared investment power as to all such shares. This information is based solely on a filing of Schedule 13G with the SEC.
(4) Consists of shares held by registered investment companies and other advisory clients of Essex Investment Management Company ("EIM"). EIM may be deemed to have shared voting power as to 592,725 and shared investment power as to all such shares. This information is based solely on a filing of Schedule 13G with the SEC.

                             ELECTION OF DIRECTORS
                              (ITEM 1 OF NOTICE)

  There are currently seven members of the Board of Directors, divided into three classes with terms expiring respectively at the 1998, 1999 and 2000 annual meetings of stockholders. The Board has fixed the number of directors for the ensuing year at six and nominated Ms. Reeve and Dr. King, whose terms are expiring, for reelection. Directors elected at the meeting will serve a three-year term expiring at the time of the annual meeting of stockholders in 2001 and when their successors are elected and qualified. The shares represented by the enclosed proxy will be voted to elect each nominee unless such authority is withheld by marking the proxy to that effect. Each nominee has agreed to serve, but in the event a nominee becomes unavailable for any reason, the proxy, unless authority has been withheld as to such nominee, may be voted for the election of a substitute.

  David F. Millet, whose term expires at the annual meeting of stockholders in 1998, is not standing for re-election.

  The following information is furnished with respect to each nominee for election as a director and for each director whose term of office will continue after the meeting.

                                         PRINCIPAL OCCUPATION AND BUSINESS
   NAME AND AGE AS OF     DIRECTOR       EXPERIENCE DURING LAST FIVE YEARS;
     MARCH 6, 1998         SINCE         DIRECTORSHIPS OF PUBLIC COMPANIES
   ------------------     --------       ----------------------------------
NOMINEES FOR REELECTION FOR TERMS EXPIRING IN 2001

W. Frank King, Ph. D.,
 57.....................    1997   Dr. King has been, since October 1996, Presi-
                                   dent, Chief Executive Officer and a director
                                   of PSW Technology, Inc., a provider of soft-
                                   ware and systems integration. From 1992 to
                                   October 1996, Dr. King was president of PSW
                                   Technologies (formerly Pencom Systems), which
                                   was the software and systems integration di-
                                   vision of Pencom Systems Incorporated. From
                                   1988 to 1992 Dr. King was Senior Vice Presi-
                                   dent of the software business group of Lotus
                                   Development Corporation and for the previous
                                   19 years served in various positions with IBM
                                   Corporation, including his last position as
                                   Vice President of Development for the per-
                                   sonal computing division. He is also a direc-
                                   tor of Excalibur Technologies Corporation, a
                                   developer of document management software,
                                   State of the Art, Inc., a developer and manu-
                                   facturer of network file/data servers, and
                                   SystemSoft, Inc. a provider of software for
                                   desktop and mobile personal computer
                                   manufacturers.

Pamela D. A. Reeve, 48..    1997   Pamela D. A. Reeve has been, since September
                                   1993, Chief Executive Officer and a director
                                   and from 1989 to September 1993, President,
                                   Chief Operating Officer and a director of
                                   Lightbridge, Inc., a provider of products and
                                   services which enable wireless telecommunica-
                                   tions carriers to improve customer acquisi-
                                   tion and retention processes. From 1978 to
                                   1989, Ms. Reeve was a consultant for The Bos-
                                   ton Consulting Group, a management consulting
                                   firm. Ms. Reeve is a director of PageMart
                                   Wireless, Inc., a provider of wireless
                                   messaging services.

                                         PRINCIPAL OCCUPATION AND BUSINESS
   NAME AND AGE AS OF     DIRECTOR       EXPERIENCE DURING LAST FIVE YEARS;
     MARCH 6, 1998         SINCE         DIRECTORSHIPS OF PUBLIC COMPANIES
   ------------------     --------       ----------------------------------
DIRECTORS WHOSE TERMS EXPIRE IN 1999

Zenas W. Hutcheson, III,
 44.....................    1989   Mr. Hutcheson has been, since June 1990, a
                                   General Partner of St. Paul Venture Capital,
                                   a venture capital firm. From 1982 to 1997,
                                   Mr. Hutcheson was president of Hutcheson &
                                   Co., Inc., a management consulting firm.

Charles T. Foskett, 54..    1983   A co-founder of the Company, Mr. Foskett has
                                   been its Senior Vice President of Interna-
                                   tional Market Development since January 1998.
                                   From May 1995 to December 1997, he was Senior
                                   Vice President of International Operations,
                                   from July 1991 to April 1995 he was Chairman
                                   of the Board of Directors and Vice President
                                   of International Operations, and from 1984 to
                                   1991, he was President and Chief Executive
                                   Officer of the Company. From 1970 to 1983, he
                                   held various positions at DigiLab, a division
                                   of Bio-Rad Laboratories, Inc. which manufac-
                                   tures analytical and biomedical instruments,
                                   serving as its president from 1977 to 1983.

DIRECTORS WHOSE TERMS EXPIRE IN 2000

Robert P. Schechter,
 49.....................    1995   Mr. Schechter has served as Chairman of the
                                   Board, President and Chief Executive Officer
                                   of the Company since April 1995. From 1987 to
                                   1994, Mr. Schechter held various senior exec-
                                   utive positions with Lotus Development Corpo-
                                   ration and from 1980 to 1987 he was a partner
                                   of Coopers and Lybrand LLP. Mr. Schechter is
                                   also a director of MRS Technology, Inc., a
                                   developer and manufacturer of steppers for
                                   flat panel displays, and Infinium Software,
                                   Inc., a developer of enterprise-level busi-
                                   ness software applications.

Ronald W. White, 57.....    1988   Mr. White has been, since October 1997, a
                                   partner of GSM Capital, a venture capital
                                   fund focused on wireless technology. Since
                                   1983, Mr. White has been a partner of Ad-
                                   vanced Technology Development Fund, a venture
                                   capital firm. Mr. White is also a director of
                                   Preferred Networks, Inc. a provider of paging
                                   services.

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

  The Board of Directors has Audit and Compensation Committees. It does not have a nominating or similar committee.

  The Audit Committee reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. The directors currently serving on the Audit Committee are Messrs. King and Millet. The Audit Committee held two meetings during 1997.

  The Compensation Committee reviews and recommends to the Board the compensation and benefits of all officers of the Company and reviews general policy relating to compensation and benefits of employees of the Company. The Compensation Committee also administers the issuance of stock options. The directors currently serving on the Compensation Committee are Messrs. White and Hutcheson. The Compensation Committee met three times during 1997.

  During 1997, the Board of Directors of the Company held four meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and the meetings of the committees of the Board on which he or she served.

                            EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

  The following table sets forth the compensation paid or accrued for services rendered in 1997, 1996 and 1995 to the chief executive officer and the other four most highly compensated executive officers of the Company (the "Named Executive Officers").

                                                                      LONG-TERM
                                    ANNUAL COMPENSATION              COMPENSATION
                          ------------------------------------------ ------------
                                                                     SHARES UNDER
          NAME                                                          OPTION    OTHER COMPEN-
 AND PRINCIPAL POSITION   YEAR SALARY ($)   COMMISSION ($) BONUS ($)  AWARDS (#)   SATION ($)(3)
 ----------------------   ---- ----------   -------------- --------- ------------ --------------
Robert P. Schechter.....  1997  250,000                     254,000                   5,371
President and Chief       1996  225,000                     112,500     90,000        2,793
 Executive Officer        1995  104,616(1)                   53,335    350,000

Ronald J. Bleakney......  1997  170,000        129,172       24,000                   5,343
Sr. Vice President of     1996  145,000         99,975       14,500     30,000        6,111
 Sales                    1995  120,000         59,773       10,000     65,000        2,364

Charles T. Foskett......  1997  155,000        109,951       15,500                   5,371
Sr. Vice President of     1996  145,000         54,931       14,500     15,000        6,359
International Operations  1995  120,000         59,773       10,000     60,000        2,317

Allen P. Carney.........  1997  155,000                     107,750                     621
Vice President of         1996   94,808(2)                   59,812    100,000          425
Marketing                 1995

George D. Kontopidis,
 Ph.D...................  1997  155,000                     100,000                   4,491
Vice President of         1996  135,000                      54,000     25,000        4,893
Engineering               1995  110,000                      33,000     30,000        2,174

--------
(1) Mr. Schechter joined the Company in April 1995.
(2) Mr. Carney joined the Company in April 1996.
(3) Includes, for each of the Named Executive Officers, Company contributions to the Company's 401(k) retirement plan and premiums paid by the Company for term life insurance.

OPTION GRANTS IN LAST FISCAL YEAR

  There were no stock option grants to the Named Executive Officers during 1997.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth, for the Named Executive Officers, the number of shares for which stock options were exercised in 1997, the realized value or spread (the difference between the exercise price and market value on the date of exercise) and the number and unrealized spread of the unexercised options held by each at fiscal year-end.

                                                     NUMBER OF SHARES
                                                        UNDERLYING             VALUE OF UNEXERCISED
                                                       UNEXERCISED             IN-THE-MONEY OPTIONS
                           NUMBER                   OPTIONS AT FY-END               AT FY-END
                          OF SHARES                 (ALL EXERCISABLE)          (ALL EXERCISABLE)($)
                         ACQUIRED ON    VALUE    ------------------------ ------------------------------
     NAME                EXERCISE(1) REALIZED($) VESTED  UNVESTED  TOTAL   VESTED   UNVESTED    TOTAL
     ----                ----------- ----------- ------- -------- ------- --------- --------- ----------
Robert P. Schechter.....    57,500    1,676,838  142,000 232,500  374,500 5,250,812 8,230,125 13,480,937
Ronald J. Bleakney......    59,857    1,543,056   11,875  52,188   64,063   310,937 1,491,582  1,802,519
Charles T. Foskett......   103,063    2,499,507   44,091  36,250   80,341 1,576,871 1,110,312  2,687,183
Allen P. Carney.........     5,000      113,875   35,000  60,000   95,000 1,096,250 1,792,500  2,888,750
George D. Kontopidis,
 Ph.D...................     7,238      124,615   31,536  30,000   61,536 1,109,169   800,937  1,910,106

--------
(1) Does not include shares purchased by the Named Executive Officers during 1997 under the Company's 1993 Employee Stock Purchase Plan, as follows:
    800 Shares by each of Messrs. Schechter, Bleakney, Foskett and Kontopidis, and 617 shares by Mr. Carney.

DIRECTOR COMPENSATION

  Each director of the Company who is not also an employee is paid $2,500 per quarter and is reimbursed for reasonable out-of-pocket expenses incurred in attending meetings. Non-employee directors serving on committees of the Board also receive $250 per committee meeting attended. In addition, non-employee directors are entitled to certain option grants under the Company's 1993 Non-Employee Directors Stock Option Plan. See "1993 Non-Employee Directors Stock Option Plan" below.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's executive compensation program is administrated by the Compensation Committee of the Board of Directors, which is comprised of two non-employee directors. The Compensation Committee works with management to develop compensation plans for the Company and is responsible for determining the compensation of each executive officer and recommending such compensation to the Board of Directors.

  The Company's executive compensation program is designed to align executive compensation with the Company's business objectives and the executive's individual performance and to enable the Company to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to the Company's long-term success. In establishing executive compensation, the Compensation Committee is guided by the following principals: (i) the total compensation payable to executive officers should be sufficiently competitive with the compensation paid by other high growth companies in the telecommunications industry for officers in comparable positions so that the Company can attract and retain qualified executives and (ii) individual compensation should include components that reflect the financial performance of the Company and the performance of the individual, including leadership and the achievement of corporate objectives.

  The compensation of the Company's executive officers consists of a combination of base salary, bonuses and equity-based compensation. In general, the Company's compensation program attempts to limit increases in salaries and favors bonuses based on operating profit and individual merit. The Compensation Committee believes that executive compensation should be designed to motivate executives to increase shareholder value and further believes that executive officers can best increase shareholder value by managing the operating profit of the Company and by conceiving, developing and positioning the best products in the Company's chosen markets.

  Compensation payments in excess of $1 million to the Chief Executive Officer or other four most highly compensated executive officers are subject to a limitation of deductibility by the Company under Section 162(m) of the Internal Revenue Code of 1986. Certain performance-based compensation is not subject to the limitation on deductibility. It is the policy of the Committee to preserve the deductibility of the compensation to the extent compatible with other compensation objectives but, if required by such other objectives, to authorize benefits and compensation which may exceed the deduction limitation. The Compensation Committee does not expect compensation in 1998 to its Chief Executive Officer or any other executive officer will exceed the deduction limitation.

BASE SALARY

  The Compensation Committee sets the base salary for executives by reviewing the salaries for comparable positions in high-growth companies in the Company's industry, the historical compensation levels of the Company's executives and the individual performance of the executives in the preceding year. The Compensation Committee utilizes salary surveys for reference purposes but its salary determinations are not subject to specific criteria. In addition, executive officers whose primary responsibilities are in the area of sales and marketing are entitled to receive commissions based primarily on the Company's revenues or a specific portion of these revenues. In 1997, the base salaries of the executive officers were increased, based in part on the individual contributions of the executives, at an average rate of 11%.

MERIT BONUS PROGRAM

  Each year the Compensation Committee adopts a management incentive plan which reflects the Compensation Committee's belief that a significant portion of each executive officer's compensation should be tied to the achievement by the Company of its profit goals and by each executive officer of his or her individual objectives as determined by the Compensation Committee. The 1997 Management Incentive Plan (the "1997 Incentive Plan") set operating profit goals and merit bonus goals based on the 1997 operating plan approved by the Board of Directors. In addition, the 1997 Incentive Plan prescribed both an increase and a decrease in the merit bonus goals as a function of the Company's actual operating profit and the fulfillment of the specific management objectives for each executive. At the end of the year, the Compensation Committee allocated bonuses to individual executives based on the executive's performance relative to his or her performance objectives. Under the 1997 Incentive Plan, executive officers were entitled to receive an average bonus of 40% of base salary if the Company achieved its profit goals for 1997 and the individual executive met or exceeded his or her objectives. Based on his individual performance with respect to his objectives, Mr. Schechter received a bonus under the 1997 Incentive Plan equal to 102% of his base salary. All other executive officers received bonuses equal to approximately 46% of their base salaries.

STOCK-BASED COMPENSATION

  Awards of stock options under the Company's stock option plans are designed to more closely tie the long-term interests of the Company's executives and its shareholders and to assist in the retention of executives. The Compensation Committee selects the executive officers, if any, to receive stock options and determines the number of shares subject to each option. The Compensation Committee's determination of the size of option grants is generally intended to reflect an executive's position with the Company and his or her contributions to the Company. Options generally have a four-year vesting period to encourage key employees to continue in the employ of the Company. The Compensation Committee reviews the outstanding unvested options of the key executives from time to time and may grant additional options to encourage the retention of key executives. Options for 140,000 shares were granted to executive officers in 1998 to reward the executive officers for their performance in 1997 and to establish appropriate incentives for these key executives.

CHIEF EXECUTIVE OFFICER COMPENSATION

  The Chief Executive Officer's compensation generally is based on the same policies and criteria as the other executive officers. The Committee utilized the 1997 Incentive Plan to tie Mr. Schechter's compensation to shareholder value by encouraging him to lead the Company to meet its operating profit goals. The Compensation Committee also took into consideration Mr. Schechter's leadership in 1997 in gaining market share, improving operating margins, developing the Company's management team and positioning the Company to meet its long term strategic objectives in awarding Mr. Schechter a bonus of 102% of his base salary and granting him stock options for 40,000 shares in 1998.

                                          Compensation Committee

                                          Ronald W. White
                                          Zenas W. Hutcheson, III

               COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

  The following performance graph assumes an investment of $100 on February 17, 1994 (the effective date of the Company's initial public offering) and compares the change to December 31, 1997 in the market price of the Common Stock with a broad market index (S&P 500) and an industry index (S&P Communication Equipment-Manufacturers). The Company paid no dividends during the periods shown; the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

                             [GRAPH APPEARS HERE]


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                                        2/17/94     12/31/94     12/31/95    12/31/96     12/31/97
----------------------------------------------------------------------------------------------------
NATURAL MICROSYSTEMS CORPORATION          100         111.58       256.84      530.53       783.16
----------------------------------------------------------------------------------------------------
INDUSTRY INDEX                            100         112.02       167.64      196.34       255.80
----------------------------------------------------------------------------------------------------
BROAD MARKET                              100         100.72       138.58      170.39       227.24
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

  THE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND THE COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN ABOVE SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No person serving on the Compensation Committee at any time during 1997 was a present or former officer or employee of the Company or any of its subsidiaries. During 1997, no executive officer of the Company served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity one of whose executive officers served on the Company's Board of Directors or Compensation Committee.

                             SECTION 16 REPORTING

  Section 16(a) of the 1934 Act requires the Company's directors and officers and persons who own more than ten percent of the Common Stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, or a written representation from certain reporting persons that no Form 5 was required for such person, the Company believes that all required filings were timely made during 1997, except for late filings of Form 4 in September and October by Ronald W. White, a director of the Company.

                       CHANGE OF STATE OF INCORPORATION

                              (ITEM 2 OF NOTICE)

  The Board of Directors of the Company has resolved, subject to stockholder approval, to change the state of the Company's incorporation from Delaware to Massachusetts by merging the Company into a wholly-owned subsidiary incorporated in Massachusetts. Under Delaware law, the merger requires the approval of a majority of the outstanding shares of the Company. The Board, for the reasons set forth below, believes that the change to Massachusetts is in the best interests of the Company and its stockholders and recommends approval.

  PURPOSE OF RECOMMENDED CHANGE

  The Company was organized as a Delaware corporation in 1983 in order to be governed by the General Delaware Corporation Law (the "Delaware Law"), which was and continues to be regarded as the most widely known and extensively defined and interpreted corporate law in the United States. The continuing cost of being incorporated in Delaware is an annual franchise tax of up to $150,000 determined under either of two alternative methods, one based solely upon the number of authorized shares and the other (usually resulting in a lower tax) based upon a combination of authorized shares, issued shares and gross assets. Until 1995, the annual franchise tax payable to Delaware by the Company had never exceeded $20,000. Due primarily to the increase in the number of outstanding shares resulting from the two-for-one split in 1997, the public offering of shares in 1996, several acquisitions in which the consideration was primarily stock, and the exercise of stock options, the Delaware franchise tax increased to $22,020 in 1996 and $41,786 in 1997 and is expected to be, if the proposed change to Massachusetts is not effected, approximately $100,000 for 1998. If the Company were to change its state of incorporation to Massachusetts, on the other hand, there would be initial incorporation and related expenses of approximately $50,000 and an $85 annual fee thereafter.

  The Board of Directors of the Company believes that, although not as well known or extensively defined and interpreted as the Delaware Law, the Massachusetts Business Corporation Law (the "Massachusetts Law") is a modern corporation statute which will provide the Company with a comprehensive and flexible legal structure under which to operate. The Board has therefore determined that the savings of $100,000 or more per year which would result from the change to Massachusetts outweighs any possible advantage of operating under the Delaware Law.

  THE MERGER

  The proposed change of state of incorporation will be effected by merging the Company into a wholly-owned subsidiary incorporated in Massachusetts solely for the purpose of the proposed change. Prior to the merger, the subsidiary will not have any assets, liabilities or operating history. The charter and by-laws of the resulting Massachusetts corporation will be substantially unchanged from the charter and by-laws of the Delaware corporation. The change of state of incorporation will not result in any change in the name, business, assets, liabilities, operating history, directors, officers, or places of business of the Company. Each outstanding share of the Company's common stock will automatically be converted into one share of common stock of the Massachusetts corporation, and each outstanding certificate for shares of the Company will continue to represent the same number of shares of the Massachusetts corporation. The stock of the Massachusetts corporation will continue to trade on the Nasdaq Stock Market under the same symbol. The only changes of substance resulting from the change of state of incorporation will be due to certain differences in stockholder's rights under the corporation laws of Delaware and Massachusetts, as described below.

  COMPARISON OF STOCKHOLDERS RIGHTS

General

  If the proposed change is effected, the Company will be governed by the Massachusetts Law, which differs in some respects from the Delaware Law. Although it is impractical to note all of such differences, the following is a summary of certain differences which may affect the rights and interests of the Company's stockholders. Except as set forth below, the Board does not believe that the change would materially affect the rights of the stockholders of the Company.

Special Meetings of Stockholders

  The Massachusetts Law provides that, upon application by holders of not less than 40% of the voting shares of a corporation, a court, for good cause shown, may order a special meeting of stockholders. The Delaware Law has no equivalent provision.

Anti-takeover Provisions

  BUSINESS COMBINATION STATUTE

  Delaware's "business combination" statute is substantially similar to Massachusetts' business combination statute. However, while the Delaware statute provides that, if a person acquires 15% or more of the stock of a Delaware corporation without the approval of the board of directors of that corporation (an "interested stockholder"), he may not engage in certain transactions with the corporation for a period of three years, the Massachusetts statute has lowered the 15% threshold to 5% with certain persons excluded. Both the Delaware and Massachusetts statutes include certain exceptions to this prohibition; for example, if the board of directors approves the acquisition of stock or the transaction prior to the time that the person became an interested stockholder, or if the interested stockholder acquires 85% (in the Delaware statute) or 90% (in the Massachusetts statute) of the voting stock of the corporation (excluding voting stock owned by directors who are also officers and certain employee stock plans) in one transaction, or if the transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

  CONTROL SHARE ACQUISITION STATUTE

  Under the Massachusetts Control Share Acquisition statute for Massachusetts corporations, a person (hereinafter, the "acquiror") who makes a bona fide offer to acquire, or acquires, shares of stock of a corporation that when combined with shares already owned, would increase the acquiror's ownership to at least 20%, 33 1/3%, or a majority of the voting stock of the corporation, must obtain the approval of a majority of shares held by all stockholders except the acquiror and the officers and inside directors of the corporation, in order to vote the shares acquired. The statute does not require the acquiror to consummate the purchase before the stockholder vote is taken. The Control Share Acquisition statute permits a Massachusetts corporation to elect not to be governed by these provisions by including such an election in its articles of organization or by-laws. The

Massachusetts corporation By-laws state that the Control Share Acquisition statute shall not apply to the Massachusetts corporation. Delaware does not have a Control Share Acquisition statute.

Exculpation of Directors

  The Delaware Law and the Massachusetts Law have substantially similar provisions relating to exculpation of directors. Each state's law permits, and the Company's and the Massachusetts corporation's charters provide, that no director shall be personally liable to the Company and the Massachusetts corporation, respectively, or their respective stockholders for monetary damages for breaches of fiduciary duty except where such exculpation is expressly prohibited by law. The circumstances under which exculpation is prohibited are substantially similar in Delaware and Massachusetts, except that in Massachusetts, a director is not exculpated from liability under provisions of the Massachusetts Law relating to unauthorized distributions and loans to insiders, while in Delaware, a director is not exculpated from liability under provisions of the Delaware Law relating to unlawful payments of dividends, any unlawful stock purchases or redemptions. Both laws also contain certain enumerated circumstances in which exculpation is not permissible.

Indemnification of Directors, Officers and Others

  Both the Delaware Law and the Massachusetts Law generally permit indemnification of directors and officers for expenses incurred by them by reason of their position with the corporation if the director or officer has acted in good faith and with the reasonable belief that his conduct was in the best interest of the corporation. However, the Delaware Law, unlike the Massachusetts Law, does not permit a corporation to indemnify persons against judgments in actions brought by or in the right of the corporation (although it does permit indemnification in such situations if approved by the Delaware Court of Chancery and for expenses of such actions).

Payment of Dividends

  Under the Delaware Law, a corporation may generally pay dividends out of surplus or, if there is no surplus, out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, unless the capital of the corporation has been diminished by depreciation in the value of its property, losses or otherwise to an amount less than the aggregate amount of the capital represented by issued outstanding stock of all classes having a preference upon the distribution of assets. Under the Massachusetts Law, the payment of dividends is generally permissible if such actions are not taken when the corporation is insolvent, do not render the corporation insolvent, and do not violate the corporation's articles of organization.

Appraisal Rights

  Dissenting stockholders have the right to obtain the fair value of their shares (so-called "appraisal rights") in more circumstances under the Massachusetts Law than under the Delaware Law. Under the Delaware Law, appraisal rights are available in connection with a statutory merger or consolidation in certain specified situations. Appraisal rights are not available when a corporation is to be the surviving corporation and no vote of its stockholders is required to approve the merger. In addition, unless otherwise provided in the charter, no appraisal rights are available to holders of shares of any class of stock which is either: (a) listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or (b) held of record by more than 2,000 stockholders, unless such stockholders are required by the terms of the merger to accept anything other than: (i) shares of stock of the surviving corporation; (ii) shares of stock of another corporation which are or will be so listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by Nasdaq or held of record by more than 2,000 stockholders; (iii) cash in lieu of fractional shares of such stock; or (iv) any combination thereof.

  Appraisal rights are not available under the Delaware Law in the event of the sale, lease, or exchange of all or substantially all of a corporation's assets or the adoption of an amendment to its certificate of incorporation, unless such rights are granted in the corporation's certificate of incorporation. The Company's charter does not grant such rights.

  Under the Massachusetts Law, a dissenting stockholder is entitled to receive the appraised value of his shares when the corporation votes (i) to sell, lease, or exchange all or substantially all of its property and assets, (ii) to adopt an amendment to its articles of organization which adversely affects the rights of the stockholder, or (iii) to merge or consolidate with another corporation.

  CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The change to Massachusetts is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"), and no gain or loss will be recognized by stockholders of the Company upon conversion of their shares into shares of the Massachusetts corporation. The basis of the shares of the Massachusetts corporation received by the stockholders of the Company will be the same as the basis of the shares of the Company. The holding period of the Massachusetts corporation will include the period during which the Company were held, provided that the shares of the Company were held as a capital asset at the time of the change. The foregoing discussion of federal income tax consequences is included herein for informational purposes only. Each stockholder should consult his or her tax adviser regarding the specific tax consequences of the merger, including the application and effect of state and local tax laws.

  SECURITIES ACT CONSEQUENCES

  The shares of the Massachusetts corporation to be issued in exchange for shares of the Company are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance on Rule 145(a)(2) under the 1933 Act, which provides that a merger which has as its sole purpose a change in the domicile of the corporation within the United States does not involve the sale of securities for purposes of the 1933 Act. After the merger, the Massachusetts corporation will be a publicly held company, its shares will be traded on the Nasdaq Stock Market and it will file with the SEC and provide to its stockholders the same type of information that the Company has previously filed and provided. Stockholders whose stock in the Company is freely tradable before the merger will continue to have freely tradable shares of the Massachusetts corporation. Stockholders holding restricted securities of the Company will be subject to the same restrictions on transfer as those to which their present shares of stock in the Company are subject.

  ABANDONMENT

  Notwithstanding approval of the stockholders, the Company reserves the right by action of the Board of Directors to abandon the proposed change prior to its effectiveness if it determines that such abandonment is in the best interests of the Company. The Board of Directors has made no determination as to any circumstances which may prompt a decision to abandon the proposed reincorporation.

                    AMENDMENT TO THE 1993 STOCK OPTION PLAN

                              (ITEM 3 OF NOTICE)

  On March 4, 1998, the Board of Directors of the Company adopted an amendment to the 1993 Stock Option Plan (the "Stock Option Plan") to increase the maximum aggregate number of shares available for issuance thereunder by 440,000, from 1,460,000 to 1,900,000 shares. The purpose of the increase in the maximum aggregate number of shares available for issuance is to permit the continuing grant of stock options, which the Board of Directors believes is necessary to continue to attract and retain key personnel.

  Approval by stockholders of the amendments to the Stock Option Plan is sought in order to meet the stockholder approval requirements of (i) Section 422 of the Code, which requires stockholder approval of any increase in the number of shares which may be issued under an incentive stock option plan,
(ii) Rule 16b-3 under the 1934 Act, which, in the case of certain option plans that have been approved by stockholders, prevents the grant of options to directors, executive officers and certain other affiliates from being deemed "purchases" for purposes of the profit recapture provisions of Section 16(b) of that Act, (iii) Section 162(m) of the Code, which among other qualifications requires stockholder approval of any option plan to exempt the spread (the difference between the exercise price and the market value at the time of exercise) of options from the limitation on deductibility under that section, and (iv) the rules applicable to companies whose shares are traded on the Nasdaq Stock Market.

  The Stock Option Plan currently provides for the issuance of a maximum of 1,460,000 shares of Common Stock pursuant to the grant of incentive stock options ("ISOs") to employees and the grant of non-qualified stock options ("NQSs") to employees and consultants. Options for all but 23,283 of the maximum number of shares have been granted.

  The Stock Option Plan is administered by the Compensation Committee of the Board of Directors, which consists of members of the Board who are "disinterested persons" and "outside directors" within the meaning of the 1934 Act and the Code, respectively. Current members are Ronald W. White and Zenas Hutcheson III. Subject to the provisions of the Stock Option Plan itself, the Compensation Committee has the authority to select the recipients of options and determine the terms of the options granted, including: (i) the number of shares; (ii) the exercise period (which may not exceed ten years); (iii) vesting provisions; (iv) the exercise or purchase price; (v) the type and duration of transfer or other restrictions; and (vi) the time and form of payment upon exercise of options. In 1996 the Directors adopted amendments to the plan which require that vesting of grants not be greater than 12.5% per quarter and that all exercise prices be at fair market value at the date of grant. To date the Company has not repriced any of its option grants.

  Options granted are not transferable by the optionee except by will or by the laws of descent and distribution, and each option may be exercised during the optionee's lifetime only by him or her. Also, generally, no option may be exercised more than three months following termination of employment. Options granted under the Stock Option Plan are generally exercisable in a 25% increment on the first anniversary of grant and in equal quarterly installments for the three years thereafter.

  For federal tax purposes, no taxable income is recognized by the optionee upon grant of any option. No taxable income is recognized by the optionee upon exercise of an ISO so long as the shares acquired are held for at least two years from the date of grant and one year from the date of exercise and, correspondingly, there is no compensation deductible by the Company. Upon sale of the shares by the optionee after such holding periods, any gain or loss over the exercise price is long-term capital gain or loss. Long term capital gain realized by an individual U.S. optionee will generally be subject to a maximum tax rate of 28% in respect of property held for a period exceeding one year but not exceeding 18 months and to a maximum rate of 20% in respect of property held for a period exceeding 18 months. In the case of NSOs, ordinary compensation income is recognized by the optionee upon exercise in the amount of any excess of the then fair market value over the exercise price, and the Company is entitled to a corresponding deduction. In the event an optionee disposes of shares purchased under an ISO before the holding periods referred to above are met, the disposition is treated similarly to the exercise of an NSO.

  At March 6, 1998, there were outstanding under the Stock Option Plan options held by employees of the Company to purchase an aggregate of 1,084,817 shares of Common Stock. The exercise prices of options granted to date range from $3.00 to $26.75 per share, and such options expire between March 2004 and March 2007. Approximately 310 employees are eligible to receive options under the Stock Option Plan. However, it is the current policy of the Compensation Committee to grant options under the Stock Option Plan only to officers of the Company, of which there are 13. During 1997, under the plan, no options were granted to the Named Executive Officers, options for 65,000 shares were granted to other executive officers, and no options were granted to non-executive officer employees.

  The Board of Directors recommends approval of the amendment increasing the number of shares because it believes that the continuing availability of grants under the Stock Option Plan is a very important factor in the Company's ability to attract and retain experienced key personnel. The ability to grant stock options is a critical component in recruiting and retaining such personnel. Substantially all of the companies with which the Company competes for such personnel routinely offer stock options to prospective and current employees, and accordingly the Company views the ability to grant options to key personnel as essential to maintaining its competitive position.

              AMENDMENT TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN

                              (ITEM 4 OF NOTICE)

  On March 4, 1998, the Board of Directors of the Company adopted amendments to the 1993 Employee Stock Purchase Plan (the "Stock Purchase Plan") to increase the number of shares issuable thereunder from 200,000 to 400,000 shares. The purpose of the increase is to permit the Company to continue to provide its employees with an opportunity to participate in the growth of the Company through the purchase of Common Stock at a discount from market value.

  Approval by stockholders of this increase is required in order to meet the stockholder approval requirements of (i) Section 423 of the Code, which governs stock purchase plans, (ii) Rule 16b-3 under the 1934 Act, and (iii) the rules applicable to Companies whose shares are traded on the Nasdaq Stock Market.

  The Stock Purchase Plan currently provides for the issuance of a maximum of 200,000 shares of Common Stock, of which all but 28,219 have been issued or reserved for issuance pursuant to the current offering under the plan.

  The Stock Purchase Plan is intended to provide employees of the Company with an opportunity to participate in the growth of the Company through the purchase of Common Stock at a discount from market value. All employees of the Company whose customary employment is in excess of 20 hours per week and more than five months per year, other than those employees who own 5% or more of the stock of the Company, are eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan is implemented by offerings which to date have been and are expected to be six months in duration. An eligible employee participating in an offering is able to purchase Common Stock at a price equal to the lesser of (i) 85% of its fair market value at the commencement of the offering period and (ii) 85% of its fair market value on the last day of the offering period. Payment for Common Stock purchased under the Stock Purchase Plan is through regular payroll deductions or lump sum cash payment, or both, as determined by the Compensation Committee. The maximum value of Common Stock an employee may purchase during an offering period is 10% of the employee's base compensation during such period, calculated on the basis of the employee's compensation rate on the date the employee elects to participate in the offering. All of the Company's employees are eligible to participate in the Stock Purchase Plan if they are employees as of the opening of any offering period.

  The following table sets forth the number of shares purchased during 1997 under the Stock Purchase Plan by the Named Executive Officers, the current executive officers as a group, and the non-executive officer employees.

   Robert P. Schechter...................................................    800
   Ronald J. Bleakney....................................................    800
   Charles T. Foskett....................................................    800
   Allen P. Carney.......................................................    617
   George D. Kontopidis, Ph. D...........................................    800
   Current executive officers as a group (14 persons)....................  5,770
   Non-executive officer employees....................................... 63,118

  The Board of Directors recommends approval of the amendment increasing the number of shares because it believes that the continuing availability of shares under the Stock Purchase Plan is a very important factor in the Company's ability to attract and retain experienced employees. The Company needs to hire additional skilled personnel to support the continued growth of its business, and the market for skilled personnel, especially those with the technical abilities required by the Company, is currently very competitive. This component of compensation is a important component in recruiting and retaining such skilled personnel.

        AMENDMENT TO THE 1993 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                              (ITEM 5 OF NOTICE)

  On December 19, 1997, the Board of Directors of the Company adopted an amendment to the 1993 Non-Employee Stock Option Plan (the "Directors' Plan") to accelerate the vesting of all options granted under the Plan if a change-in-control occurs. For purposes of the amendment, a change-in-control shall mean (i) the direct or indirect acquisition by any person, entity or group acting in concert of more than 35% of the aggregate voting power of the outstanding securities of the Company having the right to vote at elections of directors, (ii) a majority of the board of directors of the Company ceasing to consist of individuals who are members of such board on December 19, 1997 or for whose nomination for such membership a majority of such members voted in favor, or (iii) the disposition by the Company of substantially all its business, other than in connection with a mere change of place of incorporation or similar mere change in form.

  The purposes of the amendment is to more fully align the economic interest of the directors with those of the stockholders in considering a transaction involving a change-in-control. Stockholder approval of the amendment is sought in order to meet the stockholder approval requirements of (i) Rule 16b-3 under the 1934 Act and (ii) the rules applicable to companies whose shares are traded on the Nasdaq Stock Market.

  The Directors' Plan provides for the issuance of up to 120,000 shares of Common Stock pursuant to the grant of non-qualified stock options to directors who are not employees of the Company. On March 6, 1998, there were outstanding options to purchase 60,705 shares of Common Stock at prices ranging from $4.88 to $49.25 per share. Under the Directors' Plan, each non-employee director currently receives (i) upon first being elected to the board an option for 15,000 shares which vests over three years and (ii) annually at the time of the annual meeting of stockholders an option for 5,000 shares which vests at the time of the next annual meeting. For federal income tax purposes, ordinary compensation income is recognized upon exercise by the optionee in the amount of any excess of the then fair market value over the exercise price, and the Company is entitled to a corresponding deduction.

                         RATIFICATION OF SELECTION OF
                             INDEPENDENT AUDITORS

                              (ITEM 6 OF NOTICE)

  On the recommendation of the Audit Committee, the Board of Directors has selected Coopers & Lybrand LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending December 31, 1998. This firm has audited the accounts and records of the Company since 1997. A representative of Coopers & Lybrand LLP is expected to be present at the Annual Meeting to answer questions from stockholders and will have an opportunity to make a statement if desired.

  The selection of independent auditors is not required to be submitted to a vote of the stockholders. The Board believes, however, that it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders do not ratify the appointment, the Board will reconsider its selection.

                    STOCKHOLDER PROPOSALS FOR 1998 MEETING

  Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received on or before November 19, 1998 for inclusion in the proxy materials relating to that meeting. Any such proposals should be sent to the Company at its principal offices and addressed to the Chief Financial Officer. Other requirements for inclusion are set forth in Rule 14a-8 under the 1934 Act.

                                 OTHER MATTERS

  The Company has no knowledge of any matters to be presented for action by the stockholders at the meeting other than as set forth above. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

  The Company will bear the cost of the solicitation of proxies, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Common Stock.

                                          By order of the Board of Directors

                                          R. N. Hoehn
                                          Secretary

March 19, 1998

  The Board of Directors hopes that stockholders will attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

                       NATURAL MICROSYSTEMS CORPORATION

                     PROXY SOLICITED BY BOARD OF DIRECTORS

                     FOR ANNUAL MEETING ON APRIL 16, 1998

The undersigned stockholder of Natural MicroSystems Corporation hereby acknowledges receipt of the Notice of Annual Meeting and related Proxy Statement and appoints Robert P. Schechter, John F. Kennedy and Richard N. Hoehn, or any one or more of them, attorneys and proxies for the undersigned with power of substitution in each to act for and to vote, as designated below, with the same force and effect as the undersigned, all shares of Natural MicroSystems Corporation common stock standing in the name of the undersigned at the Annual Meeting of Stockholders of Natural MicroSystems Corporation to be held at its offices at 100 Crossing Boulevard, Framingham, Massachusetts on April 16, 1998 at 1:00 p.m., local time, and any adjournments thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" THE OTHER PROPOSALS. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGMENT AS TO ANY OTHER MATTERS.

SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

--------------------------------------------------------------------------------
  PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?

-----------------------------------          -----------------------------------

-----------------------------------          -----------------------------------

-----------------------------------          -----------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                       NATURAL MICROSYSTEMS CORPORATION
--------------------------------------------------------------------------------

                                    FOR ALL     WITH-     FOR ALL
1. Elect two Directors.             NOMINEES    HOLD      EXCEPT

               W. FRANK KING          [_]       [_]         [_]
            PAMELA D.A. REEVE

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

RECORD DATE SHARES:


                                                    ----------------------------
                                                     Date
  Please be sure to sign and date this Proxy.
--------------------------------------------------------------------------------



-----------Stockholder sign here-----------------------Co-owner sign here-------

DETACH CARD


                                                  FOR      AGAINST     ABSTAIN
2. Approve a change in the Company's state of     [_]        [_]         [_]
   incorporation from Delaware to Massachusetts.

3. Approve amendments to the 1993 Stock Option    [_]        [_]         [_]
   Plan to increase the available number of shares for issuance thereunder.

4. Approve amendments to the 1993 Non-Employee    [_]        [_]         [_]
   Director Stock Option Plan to increase the available number of shares for issuance thereunder.

5. Approve amendments to the 1993 Employee Stock  [_]        [_]         [_]
   Purchase Plan to provide for the vesting of shares upon a change of control.

6. Ratify the selection of Coopers & Lybrand LLP  [_]        [_]         [_]
   as the Company's independent auditors.



IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4, 5 AND 6.

Mark box at right if an address change has been noted on the reverse     [_]
side of this card.


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